SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             ITI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             ITI TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
                            2266 NORTH SECOND STREET
                         NORTH ST. PAUL, MINNESOTA 55109

                   ------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       MAY 12, 1999, AT 8:30 O'CLOCK A.M.

                   ------------------------------------------

                     TO ITI TECHNOLOGIES, INC. STOCKHOLDERS:

The annual meeting of the stockholders of ITI Technologies, Inc. (the "COMPANY") will be held on May 12, 1999, at 8:30 o'clock a.m., C.D.T., at the Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota 55402, for the following purposes:

         *    To elect a Board of Directors.

         * To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1999.

         * To transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the Bylaws of the Company, the Board of Directors has set the close of business on March 29, 1999, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.

                                        By Order of the Board of Directors

                                        /s/ Charles A. Durant
                                        ----------------------------------------
                                        CHARLES A. DURANT
                                        Secretary

North St. Paul, Minnesota
April 2, 1999

                             ITI TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
                            2266 NORTH SECOND STREET
                         NORTH ST. PAUL, MINNESOTA 55109
                                  651-777-2690

                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1999

                      ------------------------------------


                             SOLICITATION OF PROXIES

This Proxy Statement is submitted in support of the solicitation of the enclosed proxy by the Board of Directors of ITI Technologies, Inc., a Delaware corporation (the "COMPANY"), for the annual meeting of the stockholders of the Company (the "ANNUAL MEETING") to be held on May 12, 1999, at 8:30 o'clock a.m. at the Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders is intended by the Company to be mailed to its stockholders on or about April 2, 1999.

The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares. The Company may have one or more of its officers or employees communicate by telephone, telegraph, or mail with some of the stockholders who may have omitted to return proxies.


                         VOTING AND REVOCATION OF PROXY

The Annual Meeting is being held for the purposes of electing the Company's Board of Directors, to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The summary annual report of the Company for the year ended December 31, 1998, and the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, including financial statements, are being mailed to stockholders simultaneously herewith, but such materials are not to be considered part of the proxy soliciting materials.

Only holders of record of shares of the Company's $0.01 per share par value common stock (the "COMMON STOCK") at the close of business on March 29, 1999, the record date of the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of March 29, 1999, and which are entitled to vote at the Annual Meeting consist of 8,429,042 shares of Common Stock, each share being entitled to one vote. Stockholders do not have the right to cumulate votes for the election of directors.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted (i) FOR the election of the six nominees for the Board of Directors named in this Proxy Statement; and (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the Annual Meeting. The enclosed proxy may also be revoked by attending the Annual Meeting and electing to vote in person.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, (i) with respect to the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees," or specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) with respect to the adoption of all other proposals, which are decided by a majority of the shares of the Common Stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote.

Broker non-votes will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered as votes cast with respect to a particular matter as to which the broker has expressly not voted. Accordingly, broker non-votes will have no effect upon the outcome of voting on matters presented to the stockholders at the Annual Meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

As required by rules adopted by the Securities and Exchange Commission (the "SEC") under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 ACT"), since November 22, 1994, the Company's directors, executive officers and beneficial owners of at least 10% of the Company's Common Stock have been required to file with the SEC reports regarding their ownership of the Company's Common Stock and any subsequent changes in such ownership. Based upon inquiries made by the Company of its executive officers and directors, and based solely upon copies of such reports received from the Company's 10% beneficial owners of Common Stock, the Company believes that during 1998 all of these filing requirements were satisfied, except that Sangwoo Ahn, a Director of the Company, did not report the acquisition of 3,000 shares on November 21, 1996, by a trust for the benefit of his children until June 5, 1998.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of February 25, 1999, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                 Name of Beneficial                            Amount of
             Owner of Identity of Group                 Beneficial Ownership (1)
     -----------------------------------------          ------------------------
                                                        Shares           Percent
                                                        ------           -------

MLGAL Partners, L.P. (2) (3)..........................  1,281,159         15.2%
MLGA Fund II, L.P. (2) (3)............................  1,281,159         15.2%
Merrill Lynch & Co., Inc. (4).........................    478,600          5.7%
Merrill Lynch Asset Management Group (4)..............    478,600          5.7%
Artisan Partners Limited Partnership (5)..............    431,400          5.1%
Artisan Investment Corporation (5)....................    431,400          5.1%
Andrew A. Ziegler (5).................................    431,400          5.1%
Carlene Murphy Ziegler (5)............................    431,400          5.1%
Fleet Financial Group, Inc. (6).......................    430,114          5.1%
Thomas L. Auth........................................    857,256(8)       9.5%
Charles E. Briskey....................................    130,509(8)       1.5%
Joe Hurst.............................................     57,600(8)        *
Perry J. Lewis(7).....................................     62,656(8)        *
W. Wallace McDowell, Jr...............................     61,000(8)        *
Sangwoo Ahn(7)........................................     60,656(8)        *
William C. Ughetta, Jr................................     24,000(8)        *
Walter R. Barry, Jr...................................     15,000(8)        *
Charles A. Durant.....................................      8,885(8)        *
Reed G. Grothe........................................     10,000(8)        *
All executive officers and directors as a
    group (14 persons)................................  1,317,754(8)      14.1%

-------------------

*   Less than 1%.

(1) Percentages of outstanding shares are based on 8,428,642 shares of Common Stock outstanding as of February 25, 1999. Shares of Common Stock subject to options granted under the Company's Long-Term Stock Incentive Plan (1992) (the "STOCK INCENTIVE PLAN") and the Nonemployee Director Stock Option Plan (the "DIRECTOR PLAN") that currently are exercisable, or which become exercisable within 60 days, are deemed outstanding for computing the number and percentage ownership of the person or group holding such options but are not deemed outstanding for computing the percentages with respect to other persons. Except as otherwise noted, the persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(2) The business address of MLGAL Partners, L.P. and MLGA Fund II, L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(3) MLGAL Partners, L.P., controls MLGA Fund II, L.P., and thus the 1,281,159 shares of Common Stock owned of record by MLGA Fund II, L.P., are also shown as being owned by MLGAL Partners, L.P.

(4) Merrill Lynch & Co., Inc. ("ML&CO.") filed a Schedule 13G on behalf of Merrill Lynch Asset Management Group with the SEC reporting beneficial ownership of an aggregate of 478,600 shares of Common Stock of the Company (the "MERRILL SCHEDULE 13G"). ML&Co., a Delaware corporation with its principal place of business at World Financial Center, North Tower, 250 Vesey Street, New York, New York, is a parent holding company pursuant to Rule 13d-1(b)(1)(ii)(G) under the 1934 Act. Merrill Lynch Asset Management Group is an operating division of ML&Co. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, consisting of ML&Co.'s indirectly owned asset management subsidiaries. Merrill Lynch Asset Management, L.P. and Fund Asset Management, L.P., asset management subsidiaries of ML&Co., hold certain shares of Common Stock of the Company that are the subject of the Merrill Schedule 13G. All of the foregoing information set forth in this footnote is from the Merrill Schedule 13G.

(5) A Schedule 13G was filed with the SEC by Artisan Partners Limited Partnership ("ARTISAN PARTNERS"), Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler reporting beneficial ownership of an aggregate of 431,400 shares of Common Stock of the Company (the "ARTISAN SCHEDULE 13G"). Artisan Partners serves as investment adviser to Artisan Funds, Inc., comprised of four series designated Artisan Small Cap Fund, Artisan International Fund, Artisan Mid Cap Fund and Artisan Small Cap Value Fund (the "ARTISAN FUNDS"). Various of Artisan Partners' limited partners and employees are also officers and directors of the Artisan Funds, but Artisan Partners does not consider the Artisan Funds to be controlled by such persons. Although the Artisan Funds are not controlled by Artisan Partners pursuant to Rule 13-d3(a) under the 1934 Act, the shares beneficially owned by the Artisan Funds, with respect to which the Artisan Funds have delegated to Artisan Partners shares voting power and shared dispositive power, are considered to be shares beneficially owned by Artisan Partners by reason of such delegated powers. Other clients of Artisan Partners may own shares of Common Stock of the Company that are not included in the aggregate number of shares reported in the Artisan
         Schedule 13G because Artisan Partners does not have or share voting or investment power over those shares. The business address of Artisan Partners, Artisan Investment Corporation, Mr. Ziegler and Ms. Ziegler is 1000 North Water Street, #1770, Milwaukee, Wisconsin 53202. All of the foregoing information set forth in this footnote is from the Artisan Schedule 13G.

(6) A Schedule 13G was filed with the SEC by Fleet Financial Group, Inc., reporting beneficial ownership of 430,114 shares of Common Stock of the Company (the "FLEET FINANCIAL SCHEDULE 13G"). Fleet Financial Group, Inc. is a parent holding company pursuant to Rule 13d-1(b)(ii)(G) under the 1934 Act. The Fleet Financial Schedule 13G reports shares of Common Stock of the Company acquired by Fleet Trust & Investment Services Company, Fleet National Bank and Fleet Investment Advisors, all subsidiaries of Fleet Financial Group, Inc. The business address of Fleet Financial Group, Inc. is One Federal Street, Boston, Massachusetts 02110. All of the foregoing information set forth in this footnote is from the Fleet Financial Schedule 13G.

(7) Messrs. Ahn, Lewis, and John A. Morgan may be deemed to be affiliates of MLGAL Partners, L.P. These individuals each disclaim beneficial ownership of the shares directly owned by MLGAL

         Partners, L.P. The business address of these individuals is MLGAL Partners, L.P., Two Greenwich Plaza, Greenwich, Connecticut 06830.

(8) Includes options granted under the Stock Incentive Plan and the Director Plan to purchase the following number of shares held by the following individuals, which options are currently exercisable or will become exercisable within 60 days of February 25, 1999: Mr. Auth (617,009), Mr. Briskey (123,600), Mr. Hurst (57,600), Mr. McDowell
         (15,000), Mr. Ahn (15,000), Mr. Lewis (15,000), Mr. Ughetta (15,000),
         Mr. Barry (15,000), Mr. Durant (7,800), Mr. Grothe (8,800), and other executive officers as a group, 4 persons (26,050). The business address of Mr. Auth is Interactive Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.




            (The remainder of this page was intentionally left blank)

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

GENERAL

The Bylaws of the Company provide that the number of directors may be set by the Board of Directors at any time but may not be fewer than three nor more than nine. The Board has set the number of directors at no fewer than six nor more than eight.

It is the recommendation of the Company's Board of Directors that the six nominees named below be elected as directors, to serve as directors until the next annual meeting of the stockholders and until their successors shall be duly elected and qualified as directors. The Board may appoint up to two additional members to the Board if individuals qualified to serve as directors are found and agree to serve.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of the nominees named below. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

Five of the six nominees of the Board of Directors are presently serving as directors of the Company. The sixth nominee, Joe Hurst, is nominated to fill the director position currently held by William C. Ughetta, Jr., whose term will expire May 12, 1999. The names, ages and tenure of all six nominees are as follows:

                                           Ages     Director Since
                                           ----     --------------
           Thomas L. Auth                  54            1992
           W. Wallace McDowell, Jr.        62            1992
           Perry J. Lewis                  61            1992
           Sangwoo Ahn                     60            1992
           Walter R. Barry, Jr.            65            1995
           Joe Hurst                       48             ---

STOCKHOLDER APPROVAL

The affirmative vote of a plurality of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to elect each director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH ABOVE.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

The following discussion sets forth certain information regarding the nominees for the Board of Directors of the Company.

THOMAS L. AUTH has been an executive officer of Interactive Technologies, Inc., a wholly-owned subsidiary of the Company ("INTERACTIVE TECHNOLOGIES"), since 1981 and its President since 1983. He has been President and Chief Executive Officer of the Company since March 1993 and a director since May 1992. Mr. Auth was appointed Chairman of the Board of Directors of the Company on April 1, 1997. Mr. Auth is currently a director, Chief Executive Officer and President of Interactive Technologies, a director of CADDX Controls, Inc., a wholly owned subsidiary of the Company ("CADDX"), a director and President and Treasurer of ITI International, Inc., a wholly owned subsidiary of Interactive Technologies ("ITI International"), and a director and Chief Executive Officer of ITI Finance Corporation, a wholly owned subsidiary of Interactive Technologies ("ITI FINANCE"). Mr. Auth also is a director of Ergodyne Corporation, EH Publishing, Inc., Vomela Specialty Company, and CompU-Shop, Inc., which are privately-held companies. He has served as the Treasurer and a Board member of the Security Industry Association and is also a certified public accountant.

W. WALLACE MCDOWELL, JR. has been a director of the Company since May 1992 and served as Chairman of the Board of Directors from May 1992 to April 1997. On November 1, 1994, he became a private investor. From 1991 until November 1, 1994, he was a Managing Director of Morgan Lewis Githens & Ahn ("MLG&A"), a privately-owned international investment banking and leveraged buyout firm which was founded in 1982. From 1983 until January 1991, Mr. McDowell was Chairman and Chief Executive Officer of the Prospect Group, Inc., which was founded as a private venture capital company and evolved into a diversified leveraged acquisition company. Mr. McDowell is a trustee of Excelsior Funds, a group of mutual funds registered under the Investment Company Act of 1940, as amended.

PERRY J. LEWIS has been a director of the Company since May 1992 and was President from May 1992 until March 1993. Mr. Lewis was a founding partner of MLG&A and has served as a partner of that firm since 1982. He has been a general partner of MLGAL Partners, L.P. since April 1987. Mr. Lewis is a director of Aon Corporation, Chancellor Media Corporation, Stuart Entertainment, Inc., and Gradall Industries, Inc., which are publicly-held companies.

SANGWOO AHN has been a director of the Company since May 1992. He is a founding partner of MLG&A and has served since April 1982 as a partner of that firm. He has been a general partner of MLGAL Partners, L.P., since April 1987. Mr. Ahn is also a director of Kaneb Pipe Line Partners, L.P., Kaneb Services, Inc., PAR Technologies, Inc., Stuart Entertainment, Inc., Quaker Fabric Corporation, and Gradall Industries, Inc., which are publicly-held companies.

WALTER R. BARRY, JR. has been a director of the Company since February 1995. Mr. Barry is a director of Buffets, Inc., a publicly-held company, and he also serves as a director of St. Cloud Industries, Inc., which is a privately-held company. Until January 1, 1988, Mr. Barry served as an Executive Vice President of General Mills, Inc., a manufacturer and marketer of consumer foods.

JOE HURST has been employed by CADDX since 1986 and has been President and a director of CADDX since 1987. Mr. Hurst has been a Senior Vice President of the Company since May 22, 1997. Mr. Hurst served as President of the Security Industry Association, a security industry trade association ("SIA"), from 1993 to 1995.

BOARD ACTIONS AND COMMITTEES

During the fiscal year ended December 31, 1998, the Board of Directors held five formal meetings and once adopted a written action in lieu of a meeting. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal from office. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation, or removal from office.

The Compensation Committee of the Board of Directors for 1998 and 1999 consisted of and consists of Thomas L. Auth, W. Wallace McDowell, Jr., and Perry J. Lewis. Messrs. McDowell and Lewis are nonemployee directors of the Company and constitute the members of the Sub-Committee of the Compensation Committee (the "SUB-COMMITTEE") that administer certain aspects of the Stock Incentive Plan. The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers, and the Compensation Committee and Sub-Committee administer the Company's Stock Incentive Plan. The Compensation Committee adopted a written action in lieu of a meeting once during 1998.

The Audit Committee of the Board of Directors for 1998 and 1999 consisted of and consists of W. Wallace McDowell, Jr., William C. Ughetta, Jr., and Walter R. Barry, Jr., all of whom are nonemployee directors of the Company. The Audit Committee annually recommends the independent accountants for appointment by the Board of Directors and ratification by the stockholders, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The Audit Committee held one meeting during 1998.

The Board of Directors has no nominating committee.

No member of the Board of Directors attended less than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

FEES AND REIMBURSEMENT OF EXPENSES

Effective in 1995, the Company's Board of Directors authorized payment to all nonemployee directors who are not affiliated with MLG&A of a $12,000 per year fee, a fee of $750 per meeting attended of the Board of Directors or a Committee of the Board of which they are members, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board. Nonemployee directors who are affiliated with MLG&A are reimbursed for all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board. The Company's nonemployee directors who are not affiliated with a major stockholder of the Company now consist of W. Wallace McDowell, Jr., Walter R. Barry, Jr. and William C. Ughetta, Jr. In 1998, directors' fees of $13,500 were paid to Messrs. McDowell and Barry, and $5,250 to Mr. Ughetta. The other nonemployee directors now consist of Perry J. Lewis and Sangwoo Ahn.

On January 12, 1999, the Company's Board of Directors authorized payment to all nonemployee directors, regardless of their affiliation with MLG&A, of a $12,000 per year fee, a fee of $750 per meeting attended of the Board of Directors or a Committee of the Board of which they are members, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board.

DIRECTOR PLAN AND PARTICIPATION IN STOCK INCENTIVE PLAN

The following description of the Director Plan is qualified in its entirety by reference to the text of the Director Plan.

The Director Plan is administered by the Board of Directors, which may delegate its authority to a committee of the Board. Except for decisions regarding who is eligible to participate in the Director Plan, the number of shares subject to options granted under the Director Plan, and the exercise price and term of such options (which are determined pursuant to a formula set forth in the Director Plan, as described below), the Board of Directors makes any determinations necessary or advisable for the administration of the Director Plan consistent with its terms, including when and the terms under which the options will vest.

The Director Plan currently provides for the grant of its options to acquire up to 75,000 shares of the Company's Common Stock, and a total of 75,000 shares has been reserved by the Board of Directors for issuance pursuant to options granted under the Director Plan. As of February 25, 1999, no shares were subject to outstanding options, and 75,000 shares were available for future grants of options under the Director Plan. Only directors that are not employees of the Company, Interactive Technologies, or any other subsidiary of the Company ("NONEMPLOYEE DIRECTORS") are eligible to receive options under the Director Plan. A Nonemployee Director, upon becoming a director of the Company, is automatically granted under the Director Plan an option to purchase 7,500 shares of Common Stock at an exercise price equal to the "Fair Market Value" of the Common Stock on the date of grant, as the term "Fair Market Value" is defined in the Director Plan. Options granted under the Director Plan vest as determined by the Board of Directors at the time of grant. The Board of Directors, in its sole discretion, may permit a participant under the Director Plan to surrender to the Company shares of Common Stock previously acquired by the participant as part or full payment for the exercise of a stock option, and such surrendered shares would be valued at their Fair Market Value on the date of exercise. Options granted under the Director Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

The Director Plan terminates on February 2, 2005, and no options may be granted under the Director Plan after such date.

Effective February 3, 1995, and as approved by the Company's stockholders at the annual meeting of stockholders held on May 10, 1995, Messrs. McDowell, Lewis, Ahn, Ughetta and Barry, as Nonemployee Directors of the Company, each was granted under the Director Plan a non-qualified option to purchase 7,500 shares of Common Stock at an exercise price of $25.88 per share, which was the "Fair Market Value" of the Common Stock on such date as defined in the Director Plan (consisting of the officially quoted closing price on the date of grant). The options granted on February 3, 1995, became exercisable to the extent of one-third of the number of shares underlying each option (or 2,500 shares) on the date of grant of the options and on the first and second anniversary dates of the grant of the options. Therefore, as of February 3, 1997, each such option was exercisable to the extent of 7,500 shares.

The stated purpose of the Director Plan is to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors. In light of this purpose and the substantial reduction in the market value of the Company's Common Stock following the November 15, 1996, announcement by the Company that it had received notice from its largest customer, ADT Security Systems, Inc. ("ADT"), stating that ITI was not then included in ADT's future strategic product planning and should anticipate a reduction in purchase orders from ADT during the first quarter of 1997, the Board of Directors approved on May 22, 1997, the cancellation of options awarded to date under the Director Plan and the replacement of such options with options under the Stock Incentive Plan with an exercise price equal to the market value of the Common Stock of the Company on the close of business on May 22, 1997, which was $16.00. The Board amended the Stock Incentive Plan to allow awards thereunder to be made to Nonemployee Directors of the Company, as well as employees, so that newly issued options under the Stock Incentive Plan could be exchanged for all options outstanding under the Director Plan as of May 22, 1997.

On May 13, 1998, the Company's Board of Directors awarded each Nonemployee Director of the Company as of May 14, 1998, options under the Stock Incentive Plan to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the close of business on May 14, 1998 (I.E., $30.50 per share). These options immediately vested upon award.


                                   PROPOSAL 2
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On March 23, 1999, and subject to the ratification of the holders of the Company's Common Stock, PricewaterhouseCoopers LLP, which has been the Company's accountants since 1992, was selected by the Company's Board of Directors as the independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 1999. If the holders of the Common Stock do not ratify the selection of PricewaterhouseCoopers LLP, other independent accountants will be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants, unless other instructions are indicated thereon.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year ending December 31, 1999.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS SET FORTH ABOVE.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Recommendations regarding compensation paid to the Company's executive officers in 1998 were made to the Board of Directors by a Compensation Committee consisting of Thomas L. Auth, W. Wallace McDowell, Jr. and Perry J. Lewis. Messrs. McDowell and Lewis are nonemployee directors of the Company. Mr. Auth is Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

INFORMATION REGARDING CERTAIN EXECUTIVE OFFICERS

THOMAS L. AUTH -- See Proposal 1 -- "Election of Directors -- Information Regarding Nominees for Election as Directors."

JOE HURST -- See Proposal 1 -- "Election of Directors -- Information Regarding Nominees for Election as Directors."

CHARLES E. BRISKEY has been employed by Interactive Technologies in various capacities since July 1981. Mr. Briskey has served as Vice President, Operations of Interactive Technologies since July 1985. He has been an executive officer of the Company since March 1993. He has been a Senior Vice President of the Company since March 1996 and Treasurer of the Company since March 1993. He also serves as a director and Vice President and Secretary of ITI International.

CHARLES A. DURANT has been an employee of the Company and Interactive Technologies since January 1996. He became Secretary of the Company in March 1996 and was appointed Vice President, General Counsel and Secretary of the Company in May 1997. Mr. Durant also serves as Vice President, General Counsel and Secretary of Interactive Technologies, a director, Secretary and Treasurer of CADDX, and a director, President and Secretary of ITI Finance. From September 1989 until January 1996, he was an attorney at Winthrop & Weinstine, P.A., which provides legal services to the Company. Prior to entering the legal profession, he held various accounting positions with Honeywell Inc.

REED G. GROTHE has been Vice President, Sales of Interactive Technologies since March 1996 and has been employed at Interactive Technologies since February 1995. He was Executive Vice President, Sales and Administration for General Office Products Company, a regional distributor of office equipment, supplies and furnishings, from June 1990 to February 1995. From 1986 to 1989, he was President of Executone of Minnesota, a regional distributor of telephone and hospital communication systems.

GERALD U. KLASEN has been Vice President, International and Commercial Sales of Interactive Technologies since March 1997. From 1977 to 1997, he held various executive positions with Swiss Industrial Group (SIG), Neuhausen, Switzerland, including Vice President Sales and marketing, SIG North America, Vice President Sales and Marketing, Doboy Division, and Vice President positions in administration and human resources. SIG is an international manufacturer and marketer of sophisticated plant automation equipment.

DUANE PAULSON has been Vice President, Marketing of Interactive Technologies since March 1996 and has been employed in various marketing positions at Interactive Technologies since 1991. From August 1988 to March 1991, he was a management consultant to member utilities while on the staff of the National Rural

Electric Cooperative Association. From March 1980 to August 1988, he held various marketing and public relations positions with United Power Association, a Minnesota utility. Mr. Paulson has been a director of SIA since 1995 and the Secretary of SIA since September 1998. He is also a director of the Home Automation Association, a trade association, since February 1999.

JACK A. REICHERT joined Interactive Technologies in February 1991 as Controller and became an executive officer of the Company in September 1994. He now serves as Vice President, Finance of the Company. Mr. Reichert also serves as Vice President, Finance and Administration of Interactive Technologies and a director, Vice President and Treasurer of ITI Finance. From May 1990 until February 1991, he was Controller at American Coating Technology, Inc., a paper coating concern. From 1983 until May 1990, Mr. Reichert held various accounting positions with Donaldson Company, Inc., a multinational manufacturer of filtration products and accessories. He is also a certified public accountant.

BRIAN K. SEEMANN has been employed by Interactive Technologies since August 1995. Mr. Seemann began at Interactive Technologies as Director of Engineering, Alarm Systems. Since July of 1998, he has served as Vice President of Engineering of Interactive Technologies. Prior to being employed at the Company, Mr. Seemann has been employed in various engineering and management capacities in the utility meter reading (at Itron, Inc. and E.F. Johnson), semiconductor, process control and aerospace industries (at Rosemount, Inc.).





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                                       12

EXECUTIVE COMPENSATION PROGRAM

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for 1996, 1997 and 1998 awarded to or earned by the Company's Chief Executive Officer and the four other highest-compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 during 1998:

                                                                        Long-Term
                                                                       Compensation
                                                                       ------------
                                               Annual Compensation       Number of
            Name and                         ---------------------     Stock Options       All Other
       Principal Position        Year         Salary       Bonus         Granted(2)     Compensation(3)
       ------------------        ----         ------       -----       -------------    ---------------
Thomas L. Auth                   1996        $325,000   $156,500(1)       100,000           $2,250
President and Chief              1997         325,000    185,250(1)       100,000            2,400
Executive Officer                1998         350,000    168,000(1)       100,000            2,400

Joe Hurst                        1997(4)     $116,659   $ 57,000(1)        24,000           $3,000
Senior Vice President            1998         185,280     81,600(1)        35,000            3,000

Charles E. Briskey               1996        $150,000   $ 57,600(1)        35,000           $2,250
Senior Vice President            1997         150,000     68,400(1)        35,000            2,400
                                 1998         160,000     62,400(1)        35,000            2,400

Charles A. Durant                1996        $100,000   $ 13,000(1)         9,500           $  -0-
Vice President , General         1997         110,000     12,975(1)        10,000              825
Counsel and Secretary            1998         125,000     12,500(1)        10,000            2,063

Reed G. Grothe                   1996        $110,000   $ 14,300(1)         5,500           $1,039
Vice President, Sales of         1997         115,000     13,375(1)        10,000            1,947
Interactive Technologies         1998         120,000     12,000(1)         8,000            1,798

------------------

(1) Represents bonuses earned for the year shown in the table and paid in the following year.

(2) Consists of non-qualified stock options granted under the Stock Incentive Plan.

(3) Other compensation consists of matching contributions made by the Company on behalf of each of the named individuals under its 401(k) profit-sharing plans. Salary deferrals into the 401(k) plans are included in the salary column.

(4) Mr. Hurst became an employee and executive officer of the Company upon the acquisition of CADDX by the Company on April 30, 1997. Accordingly, the salary and bonus for 1997 represents only a partial year.

STOCK OPTIONS

As of February 25, 1999, the Stock Incentive Plan provided for the grant of stock options to acquire up to 2,500,000 shares of Common Stock. As of February 25, 1999, 1,536,529 stock options were outstanding under the Stock Incentive Plan, consisting of 97,600 Series A Options, 506,020 Series C Options, 757,909 Series D Options, 100,000 Series E Options and 75,000 Series F Options.

As of February 25, 1999, all Series A Options, Series B Options, Series E Options and Series F Options were exercisable, Series C Options to purchase 126,588 shares of Common Stock were exercisable, and Series D Options to purchase 751,109 shares of Common Stock were exercisable. The Company has filed a Registration Statement on Form S-8 registering the resale of the shares purchased upon the exercise of such stock options.

The following table sets forth information concerning individual grants of all stock options made during the year ended December 31, 1998, to each of the executive officers named in the Summary Compensation Table. Options described in the table were granted under the Company's Stock Incentive Plan as part of an overall incentive compensation program.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                             Potential Realizable
                                  Percentage                                   Value at Assumed
                    Number of      of Total                                 Annual Rates of Stock
                    Securities     Options                                  Price Appreciation for
                    Underlying    Granted to                                     Option Term(2)
                     Options      Employees     Exercise     Expiration     ----------------------
Name                Granted(1)     in 1998       Price         Date             5%          10%
----                ----------    ----------    --------     ----------         --          ---
Thomas L. Auth        100,000        29%       $30.50(3)      05/14/08     $1,918,128    $4,860,915

Joe Hurst              35,000        10%        30.50(3)      05/14/08        671,345     1,701,320

Charles E.             35,000        10%        30.50(3)      05/14/08        671,345     1,701,320
Briskey

Charles A.             10,000         3%        30.50(3)      05/14/08        191,813       486,091
Durant

Reed G. Grothe          8,000         2%        30.50(3)      05/14/08        153,450       388,873

-----------------------------

(1) The Stock Options granted to Messrs. Auth, Hurst, and Briskey are Series D Options, while the options granted to Messrs. Durant and Grothe are Series C Options. The terms of these stock options, including the conditions under which they become exercisable, are described in "Election of Directors--Executive Compensation--Incentive Compensation Program."

(2) Represents the potential net realizable value of each grant of stock options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the indicated annual rates. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(3) Represents the fair market value of the Common Stock at the date of grant as determined by the Board of Directors.





            (The remainder of this page was intentionally left blank)

The following information is furnished with respect to the exercise of stock options during the year ended December 31, 1998, by the Company's executive officers named in the Summary Compensation Table and the value at December 31, 1998, of unexercised stock options held by such individuals. All options were granted under the Company's Stock Incentive Plan.

      AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities           Value of Unexercised
                         Number of                    Underlying Unexercised Options    "In the Money" Options(2)
                      Shares Acquired      Value      ------------------------------   ---------------------------
Name                   Upon Exercise    Realized(1)   Exercisable      Unexercisable   Exercisable   Unexercisable
----                  ---------------   -----------   -----------      -------------   -----------   -------------
Thomas L. Auth
  Series A Options          ---         $     ---          97,600            ---        $2,537,600      $    ---
  Series D Options          ---               ---         459,409          4,000         6,220,725         2,000
  Series E Options          ---               ---          60,000            ---           870,000           ---

Joe Hurst
  Series D Options          ---         $     ---          57,600          1,400        $  403,800      $    700

Charles E. Briskey
  Series D Options          ---         $     ---         103,600          1,400        $1,114,925      $    700
  Series E Options          ---               ---          20,000            ---           290,000           ---

Charles A. Durant
  Series C Options          ---         $     ---           3,900         25,600        $   61,300      $250,200

Reed G. Grothe
  Series C Options          ---         $     ---           4,400         25,600        $   68,550      $278,200

------------------

(1) These amounts represent the applicable number of shares underlying the stock options multiplied by the result obtained by subtracting from the fair market value of the Common Stock at the time of exercise the per share exercise prices of the stock options.

(2) The amounts set forth represent the difference between the $31.00 per share closing price of the Common Stock as quoted on The Nasdaq National Market on December 31, 1998, and the exercise price of the stock options, multiplied by the applicable number of shares underlying the options.

EMPLOYMENT CONTRACTS

Messrs. Auth, Briskey and Durant have entered into compensation agreements with the Company which provide that their annual base salaries will be not less than $300,000, $140,000 and $100,000, respectively. Such compensation agreements have no term and provide for severance pay in an amount equal to six months' base salary if employment is terminated without cause. These compensation agreements also provide that each executive officer is eligible for discretionary incentive bonuses and is entitled to receive benefits that are otherwise provided to employees and/or executives of the Company. As recipients of stock options under the Stock Incentive Plan, each of the executive officers is also subject to certain non-compete restrictions.

In connection with the April 30, 1997, acquisition of CADDX, Mr. Hurst entered into a one-year employment agreement with CADDX, which provides that his annual base salary will be $175,000 and that he will be eligible for discretionary bonus compensation in such amounts as determined from time to time by the Board of Directors. Subsequent to the initial one-year term of the agreement, CADDX agreed that Mr. Hurst's annual base salary shall be not less than $175,000 and he will be eligible for severance pay in an amount equal to six months' base salary if employment is terminated without cause. Concurrent with execution of his employment agreement, Mr. Hurst entered into a five-year non-competition agreement with the Company. As a recipient of stock options under the Stock Incentive Plan, Mr. Hurst is also subject to additional non-compete restrictions.

INCENTIVE COMPENSATION PROGRAM

The principal components of the compensation for the Company's senior officers, who are Messrs. Auth, Hurst and Briskey (the "EXECUTIVE GROUP"), are base salaries, cash bonuses and stock options. Since the acquisition of Interactive Technologies by the Company in May 1992, the amount of the bonuses and the vesting schedule for the stock options have been tied to the financial performance of the Company according to a formula determined annually by the Company's Board of Directors.

On May 14, 1998, the Sub-Committee approved the 1998 incentive compensation program, consisting of the Executive Group Bonus Plan for Year Ended December 31, 1998 (the "BONUS PLAN"), and the Executive Group Employee Stock Options, Series D, Acceleration Plan for the Year Ended December 31, 1998 (the "ACCELERATION PLAN"). Messrs. Auth, Hurst and Briskey each was eligible for cash bonuses under the Bonus Plan, the amount of which was dependent upon the Company's level of net sales and operating profit (before amortization of intangible assets and before all bonuses awarded to the Executive Group) in accordance with a formula approved by the Sub-Committee. As part of the Acceleration Plan, on May 14, 1998, Messrs. Auth, Hurst and Briskey were granted by the Sub-Committee Series D Options for the purchase of an aggregate of 170,000 shares of Common Stock. Under the Acceleration Plan, currently issued, but not vested, prior issues of the Series D Options would become vested and immediately exercisable in accordance with a formula adopted and approved by the Sub-Committee. If the formula criteria were not met, the Series D Options that did not become vested under the Acceleration Plan would become vested on April 14, 2005. Under the Acceleration Plan, Series D Options held by the following individuals to purchase the following number of shares of Common Stock become vested and immediately exercisable as of January 1, 1999: Mr. Auth (96,000 shares), Mr. Hurst (33,600 shares) and Mr. Briskey (33,600 shares). See "Election of Directors--Report of the Compensation Committee."

On May 14, 1998, Mr. Durant and Mr. Grothe were granted Series C Options for the purchase of 10,000 shares of Common Stock and 8,000 shares of Common Stock, respectively. One-fifth of such options vest each year on the anniversary date of the grant until they are fully vested on the fifth such anniversary date.





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                                       17

REPORT OF THE COMPENSATION COMMITTEE

For 1998 and 1999, the Compensation Committee of the Board of Directors consisted and consists of Thomas L. Auth, W. Wallace McDowell, Jr., and Perry J. Lewis. The Compensation Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Compensation Committee also administers and makes grants under the Company's Stock Incentive Plan with respect to the Company's key employees, although the Sub-Committee consisting of Messrs. McDowell and Lewis makes such determinations under the Stock Incentive Plan with respect to the Company's executive officers.

EXECUTIVE COMPENSATION

The Company's policy with respect to the compensation of executive officers includes the following beliefs:

1. The Company's compensation system should attract and retain highly-qualified personnel.

2. Executive compensation should include a significant cash bonus component, the amount of which should depend on the financial performance of the Company and the attainment of an executive officer's individual performance goals on behalf of the Company.

3. Executive compensation should also include a significant incentive-based equity component in the form of options or other stock awards.

The principal components of compensation for the Company's executive officers are base salaries, cash bonuses, and stock options. The amounts of the annual base salaries of the Company's executive officers named in the Summary Compensation Table were based in part on information regarding the salaries of executive officers of other companies of a similar size in the security industry.

The other two components of compensation for the Executive Group--cash bonuses and stock options--are incentive based and closely tied to the financial performance of the Company, as determined annually by the Company's Board of Directors and the Sub-Committee, respectively. As previously described above in "Executive Compensation -- Incentive Compensation Program," on May 13, 1998, the Sub-Committee approved the 1998 Bonus Plan and Acceleration Plan, under which the cash bonuses for 1998 were determined. The Sub-Committee determined the grant and vesting of stock options for executive officers under the 1998 Bonus Plan and Acceleration Plan.

In determining its recommendations for the 1997 Bonus Plan and Acceleration Plan, the Compensation Committee took into account the overall financial performance of the Company, the scope of responsibility of a particular executive officer's position at the Company, and goals regarding the executive officer's performance on behalf of the Company. All of these factors generally were weighted equally by the Compensation Committee and the Board.

Messrs. Auth, Hurst and Briskey were each eligible for cash bonuses under the Bonus Plan, the amount of which was determined based on the level of the Company's net sales and operating profit (before amortization of intangible assets and before all bonuses awarded to salaried employees). The Bonus Plan for these three individuals for the year ended December 31, 1998, specifies that only if certain levels of net sales and operating profits are achieved by the Company, then these individuals will be eligible to receive bonuses, the amount of which then is based on such levels of net sales and operating profit. No bonuses are paid, and no stock options become vested on an accelerated basis, if the minimum levels of net sales and operating profits are not reached by the Company.

As described above, the amount of compensation earned by the Executive Group, including Mr. Auth, includes two significant incentive-based components, the amounts of which are closely tied to the Company's financial performance. Based upon the Company's 1998 net sales of $109 million and operating profit of $23.1 million (before amortization of intangible assets and before all bonuses awarded to said officers), the executive officers named in the Summary Compensation Table who were eligible under the Bonus Plan received an aggregate of $312,000 in bonuses for 1998 (paid in 1999).

As part of the Acceleration Plan, and as determined by the Sub-Committee, on May 14, 1998, Messrs. Auth, Hurst and Briskey received Series D Options to purchase an aggregate of 170,000 shares of Common Stock, none of which were then exercisable. Under the Acceleration Plan, a Series D Option to purchase one share of Common Stock becomes vested and exercisable as of a date determined by the Sub-Committee. Therefore, effective as of January 1, 1999, Series D Options, including Series D Options issued in prior years that have not previously been accelerated by the Sub-Committee held by Messrs. Auth, Hurst and Briskey to purchase an aggregate of 163,200 shares of Common Stock, became exercisable.

Thomas L. Auth, the only member of the Compensation Committee who is an officer and employee of the Company, participates in the discussions of the Compensation Committee of his compensation but does not determine the final recommendations of the Compensation Committee to the Board regarding his compensation. Recommendations regarding the compensation for Mr. Auth are made by the nonemployee members of the Compensation Committee using a process and philosophy similar to those used for all other executive officers. The nonemployee members of the Compensation Committee, in making their recommendations regarding Mr. Auth's compensation, consider, among other things, the overall performance of the Company along with their own assessment of Mr. Auth's performance and contributions to the Company. The Compensation Committee then includes Mr. Auth in the Bonus Plan and Acceleration Plan, which are later considered by the Board of Directors. The Sub-Committee (consisting of nonemployee members of the Compensation Committee) makes decisions regarding the granting of options and other awards under the Stock Incentive Plan to Mr. Auth and the other executive officers of the Company.


Members of the Compensation Committee:

Thomas L. Auth
W. Wallace McDowell, Jr.
Perry J. Lewis

                                PERFORMANCE GRAPH

The Company's Common Stock has been traded on The Nasdaq National Market since November 22, 1994. Prior to that date, there was no public market for the Company's Common Stock. The following graph shows changes during the period from November 22, 1994, to December 31, 1999, in the value of $100 invested in: (1) the Company's Common Stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) compiled by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, Chicago, Illinois; and (3) the CRSP Total Return Index for Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.


                               [PLOT POINT CHART]


                             11/22/94    12/30/94    12/29/95    12/31/96    12/31/97    12/31/98
                             --------    --------    --------    --------    --------    --------
CRSP Nasdaq (U.S.)           $100.00     $101.537    $143.609    $176.598    $216.365    $304.885
Nasdaq Non-
Financial Stocks              100.00      101.309     141.205     171.550     200.934     294.996
ITI Technologies, Inc.        100.00      139.618     183.077      93.077     133.846     190.769

                                 OTHER BUSINESS

All items of business intended by management to be brought before the meeting are set forth in this Proxy Statement, and management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the persons named as the proxies will vote on such matters in accordance with their best judgment.


                          FUTURE STOCKHOLDER PROPOSALS

Under the 1934 Act, the Company's stockholders may submit proposals to be considered at an annual stockholders' meeting. Rule 14a-8 under the 1934 Act sets forth the procedure and requirements for requesting that the Company include these proposals in its proxy statement. However, a stockholder may submit proposals to be voted on at an annual meeting without having the proposals included in the Company's proxy statement. These proposals are known as "non-Rule 14a-8 proposals."

Rule 14a-4(c)(1) under the 1934 Act states when the proxies named by a company for an annual meeting may exercise their discretionary voting powers for proposals not included in the company's proxy statement, including non-Rule 14a-8 stockholder proposals. Rule 14a-4(c)(1) was recently amended to provide that proxies named by a company to vote at an annual meeting may be given discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposals that properly come before the annual meeting for a vote of the stockholders if (i) the company has not received advance notice of the proposal at least 45 days before the date on which the company first mailed its proxy materials for the prior year's annual stockholders' meeting, and (ii) stockholders have been notified by the company of this 45-day advance notice requirement.

The Company hereby notifies its stockholders that for the annual meeting of stockholders expected to be held in May 2000, the deadline for notifying the Company of any non-Rule 14a-8 stockholder proposals is February 16, 2000. Notice of any such proposal must be given in writing to the Secretary of the Company, Mr. Charles A. Durant, ITI Technologies, Inc., 2266 Second Street North, North St. Paul, Minnesota 55109. Therefore, the Company's proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to the Company or submitted to the Company after February 16, 2000.

The notification deadline for stockholders wishing to have a Rule 14a-8 proposal considered for inclusion in the Company's proxy solicitation materials for the Annual Meeting of Stockholders to be held in 2000 is December 2, 1999, as set forth in the Company's Proxy Statement dated April 3, 1998. Such proposals must be set forth in writing and received by the Secretary of the Company, Mr. Charles A. Durant, at the above address on or before December 2, 1999.

Due to the technical nature of the rights of stockholders and the Company in this area, a stockholder desiring to make a stockholder proposal should consider consulting his or her personal legal counsel with respect to such rights.

                              FINANCIAL INFORMATION

The Company's 1998 Summary Annual Report to Stockholders and the Company's Annual Report on Form 10-K, including, but not limited to, consolidated balance sheet as of December 31, 1998, and 1997 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, accompany these materials. A copy of the 1998 Summary Annual Report to Stockholders and a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission may be obtained without charge upon written request to the Company. Requests should be directed to Kenneye Thompson, ITI Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.

                                       By Order of the Board of Directors

                                       /s/ Charles A. Durant
                                       -----------------------------------------

Dated: April 2, 1999                   CHARLES A. DURANT
                                       Secretary

                             ITI TECHNOLOGIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 12, 1999
                                    8:30 A.M.

                                 MARQUETTE HOTEL
                       SEVENTH STREET AND MARQUETTE AVENUE
                              MINNEAPOLIS, MN 55402





--------------------------------------------------------------------------------


ITI TECHNOLOGIES, INC.
A DELAWARE CORPORATION
2266 NORTH SECOND STREET, NORTH ST. PAUL, MINNESOTA 55109                  PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Thomas L. Auth and Charles A. Durant, and either of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated, all shares of common stock of ITI Technologies, Inc. ("Company") held of record by the undersigned on March 29, 1999 at the Annual Meeting of Stockholders to be held on May 12, 1999 or any adjournment thereof.

In the event of the inability or unwillingness of one or more of the above-named nominees to serve as a director at the time of the Annual Meeting on May 12, 1999 or of any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, in the discretion of the holders of said proxies, be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

The undersigned hereby ratifies and confirms all the parties shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned stockholder, but if no direction is made, this Proxy will be voted for the directors named in the Proxy Statement, and in favor of the proposal to ratify the selection of PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for the year ending December 31, 1999.



        CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE.
                      SEE REVERSE FOR VOTING INSTRUCTIONS.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ITI Technologies, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.





                                PLEASE FOLD HERE
--------------------------------------------------------------------------------



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.   Election of Directors:
     01 Thomas L. Auth              04 Sangwoo Ahn               [ ]  FOR all six nominees listed       [ ] WITHHOLD AUTHORITY
     02 W. Wallace McDowell, Jr.    05 Walter R. Barry, Jr.           at left (except as marked to          to vote for all nominees
     03 Perry J. Lewis              06 Joe Hurst                      the contrary).                        listed at left.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ----------------------------------------------------

2.   Proposal to ratify the selection of PricewaterhouseCoopers LLP as the
     Independent Accountant to audit the consolidated financial statements
     of the Company for the year ending December 31, 1999.                       [ ]For          [ ] Against       [ ] Abstain

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual
Meeting; management is not presently aware of any such matters to be presented for action at the Annual Meeting.

                       (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.)

                                                                                Dated: -------------------------------------- , 1999
Address Change? Mark Box   [ ]  Indicate changes below:

                                                                                ----------------------------------------------------



                                                                                ----------------------------------------------------

                                                                                Signature(s) in Box
                                                                                Please sign exactly as name appears to the left.
                                                                                When shares are held by joint tenants, both should
                                                                                sign. When signing as attorney, executor,
                                                                                administrator, trustee, guardian, or in some other
                                                                                fiduciary capacity, please give full title as such.
                                                                                If a corporation, please sign in full corporate name
                                                                                by presient or other authorized officer(s). If a
                                                                                partnership, please sign in partnership name by
                                                                                authorized person(s).